                                                            EASTERN DIVESTITURE










                              ASSET SALE AGREEMENT

                                 BY AND BETWEEN

                            STAR SERVICES GROUP, INC.

                                       AND

                             WASTE MANAGEMENT, INC.

                                  JUNE ___ 1999


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                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----

 ARTICLE I     TRANSFER OF ASSETS.............................................1

  1.1   Assets................................................................1
  1.2   Excluded Assets.......................................................2
  1.3   Purchase Price; Payment; Adjustment...................................2
  1.4   Excluded Liabilities..................................................3
  1.5   Time and Place of the Closing.........................................4
  1.6   Procedure at the Closing..............................................4
  1.7   Non-Assignment of Certain Contracts...................................4

 ARTICLE II    REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................5

  2.1   Organization and Qualification........................................5
  2.2   Authority.............................................................5
  2.3   Consents and Approvals; No Violation..................................5
  2.4   Intentionally Omitted]................................................6
  2.5   Litigation............................................................6
  2.6   Tax Matters...........................................................6
  2.7   Compensation and Benefit Plans........................................6
  2.8   Leases, Contracts and Agreements......................................7
  2.9   Environmental Matters.................................................7
  2.10  Title to Properties; Encumbrances.....................................7
  2.11  Compliance With Laws and Defects in Permits...........................7
  2.12  No Broker's or Finder's Fees..........................................7
  2.13  Condition of the Assets...............................................7
  2.14  No Other Representations..............................................8

 ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER................8

  3.1   Organization, Existence and Good Standing.............................8
  3.2   Authority.............................................................8
  3.3   Consents and Approvals; No Violation..................................8
  3.4   No Broker's or Finder's Fees..........................................9
  3.5   Litigation............................................................9
  3.6   Capabilities..........................................................9
  3.7   Independent Investigation.............................................9
  3.8   No Other Representations.............................................10

 ARTICLE IV    COVENANTS OF THE COMPANY AND THE PURCHASER....................10

  4.1   Conduct of the Business by the Company...............................10
  4.2   Purchaser's Representations and Warranties...........................10
  4.3   Permit and License Issuance..........................................11
  4.4   Access to Assets, Personnel, Books and Records.......................11




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

  4.5   Reasonable Best Efforts..............................................11

 ARTICLE V     CONDITIONS TO THE CLOSING.....................................12

  5.1   Conditions to the Obligations of Each Party..........................12
  5.2   Conditions to the Obligations of the Purchaser.......................12
  5.3   Conditions to the Obligations of the Company.........................13

 ARTICLE VI    ADDITIONAL AGREEMENTS.........................................13

  6.1   Bound by Final Judgment..............................................13
  6.2   Further Assurances...................................................13
  6.3   Non-Solicitation.....................................................13
  6.4   Accounts Receivable..................................................14
  6.5   Settlement...........................................................14
  6.6   Billings.............................................................14

 ARTICLE VII   TERMINATION; AMENDMENT; WAIVER................................14

  7.1   Termination..........................................................14
  7.2   Effect of Termination................................................15
  7.3   Extension; Waiver....................................................15

 ARTICLE VIII  REMEDIES......................................................15

  8.1   Remedies for Breach of Representations, Warranties and Covenants.....15
  8.2   Survival Exclusivity.................................................16

 ARTICLE IX    MISCELLANEOUS.................................................16

  9.1   Amendment and Modification...........................................16
  9.2   Waiver of Compliance; Consents.......................................16
  9.3   Notices..............................................................17
  9.4   Assignment...........................................................17
  9.5.  Governing Law........................................................18
  9.6   Arbitration..........................................................18
  9.7   Process..............................................................19
  9.8   Counterparts.........................................................20
  9.9   Interpretation.......................................................20
  9.10  Entire Agreement.....................................................20
  9.11  Waiver...............................................................20
  9.12  Disclosure...........................................................20
  9.13  Expenses.............................................................20
  9.14  No Third Party Beneficiaries.........................................21
  9.15  Severability.........................................................21
  9.16  Time of Essence......................................................21


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EXHIBITS

Exhibit A     Glossary
Exhibit B     Allocation of Purchase Price

SCHEDULES

Schedule 1.1    Assets
Schedule 1.3(a) Assumed Liabilities
Schedule 2.3    Consents and Approvals
Schedule 2.9    Environmental Matters
Schedule 3.3    Consents and Approvals

                              ASSET SALE AGREEMENT

         TIES ASSET SALE AGREEMENT (this "Agreement") is entered into as of June ___, 1999 by and between Star Services Group, Inc., a Florida corporation (the "Purchase"), and Waste Management, Inc., a Delaware corporation (the "Company"). For purposes of this Agreement and where the context requires, references to the "Company" shall include the Company and its applicable subsidiaries.

                                    RECITALS

         WHEREAS, the Company is subject to that certain Final Judgment filed December 31, 1998, with the United States District Court, Eastern District of New York, Case No. 98 CV7168 (FB) (MDG) (the "Final Judgment"), pursuant to which the Company is required to divest certain of its assets;

         WHEREAS, in accordance with the terms of the Final Judgment the Company agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Company, certain Assets (as defined below) of the Company consisting of certain routes in Dade and Broward Counties, Florida, together with the trucks and containers related thereto, upon the terms and conditions set forth herein;

         WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Glossary attached as Exhibit A; and

         NOW, THEREFORE, in consideration of the respective representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                               TRANSFER OF ASSETS

         1.1 ASSETS. Subject to the terms and conditions set forth herein, at the Closing (as defined below) the Company agrees to and will sell, transfer, assign and deliver to the Purchaser, and the Purchaser agrees to and will purchase from the Company, all of the Company's right, title and interest in and to:

             (a) the trucks and containers listed on Schedule 1.1. (the "Operating Assets");

             (b) the customer lists, customer contracts and equipment leases listed on Schedule 1.1;

             (c) the right but not the obligation to employ the Company's employees; and

             (d) all operating and billing data, files, documents and records directly related to (a) and (b) above (the "Records");

in each case solely to the extent such assets (i) directly relate to the Business, and (ii) with respect to (a) and (b) above, are set forth on Schedule
1.1 (collectively, the "Assets").

         1.2 EXCLUDED ASSETS. Anything to the contrary in Section 1.1 notwithstanding, the Assets shall exclude the following assets of the Company (collectively, the "Excluded Assets");

             (a) the cash consideration to be paid by the Purchaser and the Company's other rights under this Agreement;

             (b) any shares of capital stock of or owned by the Company or any Affiliate;

             (c) the corporate minute books and stock records of the Company or any Affiliate;

             (d) all cash and cash equivalents and investments, whether short-term or long-term, of the Company or any Affiliate, including but not limited to prepaid expenses, insurance policies, bank accounts, certificates of deposit, treasury bills and securities;

             (e) all receivables of the Company or any Affiliate, including, without limitation, all trade and customer accounts receivable, including but not limited to receivables arising from service, sales, notes receivable and insurance proceeds receivable (regardless of whether billed or invoiced prior to the Closing Date(s));

             (f) all right, title and interest in and to any financial responsibility, financial assurance or similar mechanisms required to be maintained by owners or operators of routes and hauling operations pursuant to Environmental Laws to assure among other things performance;

             (g) all real property and all title insurance policies and commitments, deeds and surveys covering any real property; and

             (h) all assets not expressly listed in Schedule 1.1.

         1.3 PURCHASE PRICE; PAYMENT; ADJUSTMENT.

             (a) As consideration for the Assets, the Purchaser agrees, subject to the terms, conditions and limitations set forth in this Agreement:

                 (i) to pay to the Company in the manner specified below, the total sum of $5,200,000 (the "Purchase Price"); and

                 (ii) to assume and discharge when lawfully due those
             liabilities, contracts, commitments and other obligations of the Company and its Affiliates set forth in Schedule l.3(a) (the "Assumed Liabilities").

             (b) The parties agree that the consideration for the Assets shall be allocated as set forth on Exhibit B, which allocation shall be used by the Company and the Purchaser as the basis for reporting asset values and other items for purposes of all required federal, state and local tax returns (including any tax returns required to be filed under Section 1060(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder). The Company and the Purchaser shall not assert, in connection with any audit or any other proceeding with respect to federal, state and local taxes, any asset values or other items inconsistent with the allocations agreed upon in this Section 1.3(b).

             (c) The Company agrees that in the event the revenues (as determined in accordance with GAAP) generated for the 31 day period beginning with the day after Closing (the "Adjustment Period") by the customer accounts sold by the Company to the Purchaser pursuant to this Agreement (the "Actual Revenues") are less than $310,000 (the "Revenue Threshold") then, subject to the terms of this Section 1.3(c), the Company shall either (i) pay to the Purchaser an amount equal to (x) the Revenue Threshold less the Actual Revenues (the difference being the "Revenue Shortfall") multiplied by fifteen (15), or (ii) assign additional customer contracts to the Purchaser with monthly revenues equal to any Revenue Shortfall. The Purchaser agrees not to increase prices for such customers, or give any indications that it intends to increase prices, prior to the end of the Adjustment Period. Notwithstanding the other provisions of this Section 1.3(c), appropriate offsetting adjustments to the Revenue Shortfall shall be made for business lost or decreased due to service or operation issues or other matters within the control of the Purchaser. The Purchaser shall provide written notice to the Company within three days after the Purchaser has knowledge that any such business is lost or otherwise decreased. The Company shall have the right to investigate the reasons underlying any lost or decreased business and the Purchaser shall cooperate with such investigation including but not limited by making available all documents and records relating to such business and permitting the Company to meet with such customers. The Purchaser shall use all commercially reasonable efforts to retain all customers and revenues sold by the Company to the Purchaser pursuant to this Agreement.

         1.4 EXCLUDED LIABILITIES. The Purchaser shall have no responsibility whatsoever with respect to the following liabilities, contracts, commitments and other obligations of the Company (the "Excluded Liability"):

             (a) any obligation of the Company for federal, state or local income tax liability (including interest and penalties) arising from the operations of the Company up to the Time of Closing or arising out of the sale by the Company of the Assets pursuant to this Agreement;

             (b) any obligation of the Company for expenses incurred in connection with the sale of the Assets pursuant to this Agreement; and

             (c) any liability or obligation of the Company with respect to or arising Out Of any employee benefit plan or any other plans or arrangements for the benefit of any employees of the Company.

         1.5 TIME AND PLACE OF THE CLOSING. Subject to Section 7.1 below, the Closing of the sale of the Assets (the "Closing") shall take place at the offices of the Company at 10:00 A.M., local time, on or about June 30, 1999, (the "Time of Closing"); provided, however, that if any of the conditions precedent set forth in this Agreement have not been satisfied or waived by said date, then the Closing shall take place on a subsequent date, mutually determined by the Purchaser and the Company.

         1.6 PROCEDURE AT THE CLOSING. At the Closing, the following actions will be taken by the parties and the completion of each action shall be a further condition to the Closing:

             (a) the Company shall deliver to the Purchaser, in the form specified herein or (absent such specification) as may be otherwise reasonably satisfactory to the Purchaser, such bills of sale, contract and leasehold assignments, receipts and other instruments, as shall be sufficient to vest in the Purchaser good and indefeasible title to the Assets, free and clear of all liens and encumbrances, except as otherwise set forth herein;

             (b) the Purchaser shall deliver to the Company the full amount of the Purchase Price by wire transfer of immediately available funds; and

             (c) the Purchaser shall deliver to the Company, in such form as in each case is reasonably satisfactory to the Company, instruments as shall be sufficient to effect the assumption by the Purchaser of the Assumed Liabilities.

         1.7 NON-ASSIGNMENT OF CERTAIN CONTRACTS. Notwithstanding anything to the contrary in this Agreement, to the extent that the assignment hereunder of any Contract (as defined below) shall require the consent of any third party, neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, the Company shall use commercially reasonable efforts to obtain the consent with respect to material Contracts of such other party to such assignment to the Purchaser. If any Contract is not assigned, the Company shall reasonably cooperate with the Purchaser to provide the Purchaser with the rights and benefits (subject to the obligations) under such Contracts unless a customer shall object.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as otherwise disclosed in the Disclosure Schedules to this Agreement, the Company hereby makes the representations and warranties set forth in this Article 11 to the Purchaser.

         2.1      ORGANIZATION AND QUALIFICATION.

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite


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

         corporate power and authority to carry on its business as it is now being conducted, and to own, lease and operate the Assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the Assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except in such jurisdictions where the failure to be duly qualified or in good standing does not and would not result in a Material Adverse Effect.

             (b) True, correct and complete copies of the Organizational Documents of the Company, with all amendments thereto through the date of this Agreement, have been made available by the Company to the Purchaser.

         2.2 AUTHORITY. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. To the extent required under applicable law, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's board of directors and shareholders and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally, and except that enforceability of the obligations of the Company under this Agreement may be subject to general principles of equity.

         2.3 CONSENTS AND APPROVALS; NO VIOLATION. Except as provided in the Final Judgment, no filing or registration with, and no permit, authorization, consent or approval of, any party, including any Governmental Authority, is necessary for the consummation of the transactions contemplated by this Agreement. The Purchaser is advised, however, that the Permits are required to operate certain of the Assets, and the Permits currently held by the Company may not be assignable to the Purchaser and any Permits obtained by the Purchaser to operate and own the Assets may be on terms different or even less favorable than those held by the Company. Except as set forth in the Final Judgment neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the complian6e by the Company with any of the provisions hereof will, as of the Time of Closing, (i) conflict with or result in any breach of any provision of the Organizational Documents of the Company,
(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound, (iii) give rise to any lien, charge or other encumbrance on any of the Assets, or (iv) violate any law, regulation, judgment, order, writ, injunction or decree applicable to the



                                       5

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Company or any of the Assets; except in each case for breaches, violations, defaults, liens, charges or encumbrances as do not and would not result in a Material Adverse Effect.

         2.4 [INTENTIONALLY OMITTED]

         2.5 LITIGATION. Except for the Final Judgment, and for those Orders, proposed Orders and Proceedings that do not and would not result in a Material Adverse Effect, (i) the Company is not subject to any Order or proposed Order in which relief is sought involving, affecting, or relating to the ownership, operation or use of the Assets, or which would prevent, delay, or make illegal the transactions contemplated by this Agreement, and (ii) there are no Proceedings pending or, to the Knowledge of the Company, threatened against, involving, affecting, or relating to the Assets or the Company's ownership, operation or use of the Assets.

         2.6 TAX MATTERS. All federal, state, county and local income, payroll, sales, use, property, franchise and other taxes, (excluding any transfer, documentary stamp, or other taxes payable by a party hereto at Closing pursuant to this Agreement) including interest and penalties thereon, due from the Company for all periods prior to the Time of Closing with respect to the Assets (collectively, "Taxes") have been fully paid. No deficiency or adjustment in respect of any Tax that was assessed against the Company that might result in an Encumbrance on any of the Assets remains unpaid and no claim, assessment or audit is pending or, to the Knowledge of the Company, threatened with respect to any Taxes whose assessment might result in an Encumbrance on any of the Assets.

         2.7 COMPENSATION AND BENEFIT PLANS. The parties hereby agree that the Purchaser is not assuming any of the Benefit Plans (as defined below) nor shall it be deemed a successor employer with respect to any of the Benefit Plans. The term "Benefit Plans" shall mean collectively any (i) "cafeteria plan" as described in Section 125 of Internal Revenue Code of 1986, (ii) "employee welfare benefit plans", as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or (iii) "employee pension benefit plan" as defined in Section 3(2) of ERISA whether insured or otherwise.

         2.8 Leases, Contracts and Agreements. The Company has made available to the Purchaser true and correct copies of all leases, subleases, licenses, commitments,, contracts and agreements (whether written or oral) listed on
Schedule 1.1 (the "Contracts"). All of the Contracts are, to the Company's Knowledge, in full force and effect. In each case to the Company's Knowledge, all rent and other payments by the Company under the Contracts are current, there are no existing defaults by the Company under the Contracts, and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default or a basis for force majeure or other claim of excusable delay or non-performance thereunder.

         2.9 ENVIRONMENTAL MATTERS. To the Knowledge of the Company, as of the date of this Agreement:

              (a) the Company has not received written notice from any Governmental Authority or unaffiliated third party alleging a material violation of applicable Environmental Laws; and

              (b) the Assets and the operations of the Company prior to Closing are not in material violation with the requirements of any applicable Environmental Laws that would give rise to a Material Adverse Effect.

         2.10 TITLE TO PROPERTIES; ENCUMBRANCES. The Company has good and indefeasible title to all of the Assets, except for those Assets disposed of for fair market value in the ordinary course of business in accordance with this Agreement. To the Knowledge of the Company, all of the Assets are free and clear of all Encumbrances. The trucks and containers listed on Schedule 1.1 consist of the trucks and containers used by the Company to service the Contracts.

         2.11 COMPLIANCE WITH LAWS AND DEFECTS IN PERMITS. To the Knowledge of the Company, the Company is in compliance in all material respects with all laws, rules and regulations of Governmental Authorities applicable to the Assets (other than Environmental Laws that are governed by the representations set forth in Section 2.9).

         2.12 NO BROKER'S OR FINDER'S FEES. No agent, broker, investment banker, person or firm has acted directly or indirectly on behalf of the Company in connection with this Agreement or the transaction contemplated herein, and no such person or entity is or will be entitled to any broker's or finder's fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transaction contemplated herein.

         2.13 CONDITION OF THE ASSETS. The Assets will be operational at the Time of Closing.

         2.14 NO OTHER REPRESENTATIONS. The Company is not making any representations or warranties, expressed or implied, of any nature whatsoever except as specifically set forth in this Agreement.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby makes the representations and warranties set forth in this Article III to the Company.

         3.1 ORGANIZATION, EXISTENCE AND GOOD STANDING. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power to own its properties and carry on its business as it is now being conducted and to own, lease and operate the Assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. The Purchaser is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except in such jurisdictions where the failure to be duly qualified or in good standing does not and would not


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

result in a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated herein.

         3.2 AUTHORITY. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. `The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally, and except that enforceability of the obligations of the Purchaser under this Agreement may be subject to general principles of equity.

         3.3 CONSENTS AND APPROVALS; NO VIOLATION. Except as set forth on Schedule or as provided in the Final Judgment no filing or registration with, and no permit authorization, consent or approval of, any party, including any Governmental Authority, is necessary for the consummation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the compliance by the Purchaser with any of the provisions hereof will, as of the Time of Closing, (i) conflict with or result in any breach of any provision of the Organizational Documents of the Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its properties or assets may be bound, or (iii) violate any law, regulation, judgment, order, writ, injunction or decree applicable to the Purchaser or any of the Assets; except in each case for breaches, violations and defaults as do not and would not result in a material adverse effect on the Purchaser or the Purchaser's ability to consummate the transactions contemplated herein.

         3.4 NO BROKER'S OR FINDER'S FEES. No agent, broker, investment banker, person or firm has acted directly or indirectly on behalf of the Purchaser in connection with this Agreement or the transaction contemplated herein, and no such person or entity is or will be entitled to any broker's or finder's fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transaction contemplated herein.

         3.5 LITIGATION. Except for the Final Judgment, and for those Orders, proposed Orders and Proceedings that do not and would not result in a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated herein, (i) the Purchaser is not subject to any Order or proposed Order in which relief is sought involving, affecting, or relating to the ownership, operation, or use of the Assets, or which would prevent, delay, or make illegal the transactions contemplated by this Agreement, (ii) there are no Proceedings pending or, to the



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

knowledge of the Purchaser, threatened against, involving, affecting, or relating to the Purchaser or the Purchaser's ownership, operation, or use of the Assets.

         3.6 CAPABILITIES. The Purchaser can and will use the Assets as part of a viable, ongoing business or businesses engaged in waste hauling. The Purchaser has (i) the capability and intent of competing effectively in the waste hauling business in the relevant markets where the Assets are located, and (ii) the managerial, operational and financial capability to complete the transactions contemplated herein in accordance with this Agreement and to compete effectively in the waste hauling business in the relevant markets where the Assets are located.

         3.7 INDEPENDENT INVESTIGATION. The Purchaser has conducted its own independent investigation of the Assets. The Purchaser acknowledges that it has had access to the Company's and its Affiliates' personnel and to any and all environmental, zoning and other permit documents and information and has inspected the Assets and any and all financial, operational and other documents and information that the Purchase has requested or otherwise determined is necessary as part of the Purchaser's due diligence review of the Assets and the Business. The Purchaser has been provided all information and documentation it has requested and has received answers to all questions asked of the Company's and its Affiliates' personnel. The Purchaser acknowledges that, except as otherwise expressly set forth herein, THE ASSETS ARE CONVEYED "AS IS, WHERE IS" AND "WITH ALL FAULTS", AND THE COMPANY HAS NOT MADE, AND THE COMPANY HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER, RELATING TO THE ASSETS (INCLUDING BUT NOT LIMITED TO, ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE). THE PURCHASER ACKNOWLEDGES THAT ENVIRONMENTAL PERMITS ARE REQUIRED TO OWN AND OPERATE CERTAIN OF THE ASSETS. THE PURCHASER ASSUMES ALL RISK AND LIABILITY ASSOCIATED WITH OBTAINMENT OF ENVIRONMENTAL PERMITS NECESSARY TO OPERATE THE ASSETS. IF ANY ENVIRONMENTAL PERMITS ARE ISSUED TO THE PURCHASER, THE PURCHASER UNDERSTANDS AND ACKNOWLEDGES THAT THEY MAY CONTAIN DIFFERENT OR LESS FAVORABLE TERMS THAN THOSE ENVIRONMENTAL PERMITS CURRENTLY HELD BY THE COMPANY. The Purchaser shall execute and deliver to the Company at Closing a certificate and agreement of the Purchaser repeating and confirming the foregoing as of the Time of Closing.

         3.8 NO OTHER REPRESENTATIONS. The Purchaser is not making any representations or warranties, expressed or implied, of any nature whatsoever except as specifically set forth in this Agreement.

                                   ARTICLE IV
                   COVENANTS OF THE COMPANY AND THE PURCHASER

         4.1 CONDUCT OF THE BUSINESS BY THE COMPANY. From the date hereof until the Time of Closing, except as provided for in, or contemplated by, this Agreement, the Company covenants and agrees that it will:

             (a) operate the Assets and the Business in the ordinary and usual course in all material respects in accordance with past practices;

             (b) not (i) sell, transfer, or otherwise dispose of any of the Assets, except in the ordinary course of business and consistent with past practices, (ii) create or permit to exist any new material lien on the Assets, (iii) enter into any material joint venture, partnership, or other similar arrangement or form any other new material arrangement relating to the Assets, or (iv) except in the ordinary course of business and consistent with past practices, enter into any other material agreement related to the Assets; and

             (c) not take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of the time prior to, the Time of Closing.

         4.2 PURCHASER'S REPRESENTATIONS AND WARRANTIES. From the date hereof until the Time of Closing, except AS provided for in, or contemplated by, this Agreement, or, except as consented to or approved by the Company in writing, the Purchaser covenants and agrees that it will and will cause each of its Subsidiaries not to take any action that would make any representation and warranty of the Purchaser hereunder inaccurate in any material respect at, or as of any time prior to, the Time of Closing.

         4.3 PERMIT AND LICENSE ISSUANCE. The Company will cooperate (but shall not be required to expend any sum of money), and will cause its Affiliates to cooperate (but shall not be required to expend any sum of money), with the Purchaser as necessary to facilitate the issuance of any permits and licenses necessary for the Purchaser to operate the Assets; provided, however, the Purchaser shall use its best efforts to obtain the issuance of such new permits and licenses as expeditiously as possible.

         4.4 ACCESS TO ASSETS, PERSONNEL, BOOKS AND RECORDS. The Company agrees that at reasonable times prior to Closing, the Purchaser (including any of the Purchaser's agents, representatives, contractors, or employees) may (i) enter upon the Company's premises and make, at the Purchaser's sole cost, risk, and expense, any inspections of the Assets which the Purchaser may desire, and (ii) discuss with the Company's officers, agents and representatives, and review the Company's contracts, books and records concerning, the Company's premises and the Assets. The Purchaser shall not cause or permit damage to the Company's premises or the Assets. Upon termination of this Agreement, for any reason whatsoever, the Purchaser shall cause the Company's premises and the Assets to be restored to their condition existing prior to any of the Purchaser's (including the Purchaser's agents', contractors', representatives' and employees') activities. This obligation shall survive the termination of this Agreement notwithstanding anything to the contrary herein. THE PURCHASER AGREES TO INDENMY AND HOLD THE COMPANY AND ITS AFFILIATES HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, DEMANDS, SUITS, JUDGMENTS, OR DAMAGES ASSERTED AGAINST THE COMPANY OR ANY OF ITS AFFILIATES FOR PERSONAL INJURY, DEATH, OR LOSS OF OR DAMAGE TO PROPERTY AND TO PAY ALL COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEY'S FEES) WHICH THE COMPANY OR ANY OF ITS AFFILIATES MAY SUSTAIN P--'4-LM DUE TO THE SOLE NEGLIGENCE OR WILLFUL MISCONDUCT OF THE COMTANY) ARISING OUT OF OR RESULTING FROM ANY ACTS OR OMISSIONS OF THE PURCHASER OR ANY OF THE PURCHASER'S AGENTS, CONTRACTORS, REPRESENTATIVES OR EMPLOYEES IN CONNECTION WITH ANY SUCH INSPECTIONS, TESTS, SURVEYS, AND STUDIES PRIOR TO THE CLOSING; REGARDLESS OF WHETHER SUCH INJURIES, DEATH, LOSSES OR DAMAGES ARE CAUSED IN PART BY THE NEGLIGENCE OF THE COMPANY OR ANY OF ITS AFFILIATES, BUT SUCH INDEMNITY PROVIDED HEREIN SHALL NOT BE APPLICABLE TO ANY OCCURRENCE RESULTING FROM THE SOLE NEGLIGENCE OR WILLFUL MISCONDUCT OF THE COMPANY OR ANY OF ITS AFFILIATES.

         4.5 Reasonable Best Efforts. The Company and the Purchaser will use their reasonable best efforts to obtain the satisfaction of the conditions to Closing set forth in this Agreement and to cooperate with and take such actions reasonably requested by all Governmental Authorities with respect to and in connection with any review contemplated by the Final Judgment.

                                    ARTICLE V
                            CONDITIONS TO THE CLOSING

         5.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company and Purchaser to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions:

             (a) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the transactions contemplated hereby;

             (b) the Purchaser shall have received all permits and licenses listed on Schedule 3.3; and

             (c) there shall have been received all consents and approvals with respect to the transactions contemplated hereby as required by the Final Judgment.

         5.2 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated hereby are subject to the satisfaction of the following further conditions:

             (a) The representations and warranties of the Company contained in
         Article II and in any document delivered in connection herewith shall, as of the Time of Closing, be true and correct in all material respects.

             (b) The covenants and agreements of the Company contained in this Agreement to be performed on or before the Closing in accordance with this Agreement shall have been duly performed in all material respects.

             (c) The Purchaser shall have received at the Time of Closing a certificate(s), dated the day of the Closing and validly executed by or on behalf of the Company, to the effect that the conditions set forth in clauses (a) and (b) above have been satisfied.

             (d) The Purchaser shall have competed its due diligence review of the Assets to Purchaser's reasonable satisfaction; provided, however, that on June 29, 1999 this condition shall cease to be a condition to the Purchaser's obligations to consummate the transactions contemplated hereby.

         5.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction of the following further conditions:

             (a) The representations and warranties of the Purchaser contained in Article III and any document delivered in connection herewith shall, as of the Time of Closing, be true and correct in all material respects, except for representations and warranties that speak as of a specified date, which need only be true and correct in all material respects as of the specified date.

             (b) The covenants and agreements of the Purchaser contained in this Agreement to be performed on or before the Closing in accordance with this Agreement shall have been duly performed in all material respects.

             (c) The Company shall have received at the Closing a certificate(s), dated the day of the Closing and validly-executed by or on behalf of the Purchaser, to the effect that the conditions set forth in clauses (a) and (b) above have been satisfied.

             (d) The parties shall have entered into a disposal agreement regarding the waste generated by the Contracts and the routes to be assigned pursuant to this Agreement in form satisfactory to the Company.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1 BOUND BY FINAL JUDGMENT. The Company and the Purchaser hereby agree to be bound by the provisions of the Final Judgment with respect to the transactions contemplated by this Agreement.

         6.2 FURTHER ASSURANCES. The Company and the Purchaser shall execute and deliver to the other, at the Closing or thereafter, any other instrument not otherwise inconsistent with this Agreement which may be requested by the other and which is reasonably appropriate to perfect or evidence any of the sales, assignments, transfers or conveyances contemplated by this Agreement or to transfer any Assets or to obtain any consents or licenses necessary for the Purchaser to operate the Assets in the manner operated by the Company prior to Closing, but in no event shall the Company be obligated to expend any sum of money to effect any transfer or obtain any consent.

         6.3 NON-SOLICITATION. The Company and its Affiliates shall not directly or indirectly solicit for a period of one (1) year after Closing any customer with respect to business under the Contracts assigned to the Purchaser pursuant to Section 1.1(b) of this Agreement. The Company agrees and acknowledges that the restriction contained in this Section 6.3 is reasonable in scope and lie Company agrees and acknowledged duration and is necessary to protect the Purchaser. The Company agrees and acknowledges that any breach of this Section
6.3 may cause irreparable injury to the Purchaser and upon any breach or threatened breach of any provision of this Section 6.3, the Purchaser shall be entitled to injunctive relief, specific performance or equitable relief-, provided, however, that this shall in no way limit any other remedies which the Purchaser may have as a result of such breach or relating to or under such customer contracts, including the right to seek monetary damages. The parties agree to mediate in good faith any disputes under this Section 6.3 prior to pursuing other available remedies. The Company agrees to use commercially reasonable efforts to enforce the Company's rights with respect to noncompetition covenants granted by sellers of the Assets to the Company if requested by the Purchaser; provided, however, that the Purchaser agrees to assume and pay all costs, expenses and liabilities incurred by the Company and its Affiliates relating to such enforcement.

         6.4 ACCOUNTS RECEIVABLE. From and after the Time of Closing, the Company and the Purchaser each agree to transfer or deliver, promptly after the receipt thereof, any cash received as payment of accounts receivable due to the other party for services rendered and sales occurring prior to the Closing, in the case of the Company, and subsequent to the Closing, in the case of the Purchaser.

         6.5 SETTLEMENT. The purchaser agrees to (i) use its best efforts to acquire all rights and claims, if any, of Atlas Environmental against Sanifill, Inc. and other Affiliates of the Company in connection with the Purchaser's contemplated acquisition of Atlas Environmental (the "Atlas Claims") and (ii) grant to the Company, Sanifill, Inc. and the other Affiliates of the Company a fall and final release, settlement and waiver of all such Atlas Claims in form satisfactory to the Company, Sanifill, Inc. and the other Affiliates of the Company in their sole discretion.

         6.6 BILLINGS. At the request of the Purchaser, the Company shall prepare and perform all customer billings for a period of sixty (60) days after Closing. The Company shall provide the Purchaser with a tape of its customer database relating to the Assets following the Company's final billing.

                                   ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

         7.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Time of Closing:

             (a) by mutual written consent executed by the parties and duly authorized by the board of directors of the Company and board of directors of the Purchaser;

             (b) by the Purchaser if there is an inaccuracy or breach of any representation, warranty or covenant of the Company set forth in this Agreement which breach has not been cured within fifteen (15) days following receipt by the Company of written notice of such breach and which breach results in or can reasonably be anticipated to result in a Material Adverse Effect on the Assets or a material adverse effect on the ability of the Company to consummate the transaction contemplated herein;

             (c) by the Company if there is an inaccuracy or breach of any representation, warranty or covenant of the Purchaser set forth in this Agreement which breach has not been cured within fifteen (15) days following receipt by the Purchaser of written notice of such breach and which breach results in or can reasonably be anticipated to result in a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated herein;

             (d) by the Purchaser or the Company if the Closing shall not have occurred, other than through the failure of any such party to fulfill its obligations hereunder, on or before July 31, 1999 or such later date as may be agreed to in writing by the Purchaser and the Company; provided, however, that such date may be extended for a period not to exceed sixty (60) days with respect to specific Assets to the extent necessary to obtain any required governmental approvals; or

             (e) by the Purchaser or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, regulation or order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise prohibiting consummation of such transactions.

         7.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 1.1 hereof, this Agreement shall thereafter be of no further force and effect, without any liability on the part of any party or its directors, officers or shareholders; provided, however, that nothing contained in this Section 7.2 shall relieve any party from liability for any breach or violation of this Agreement, subject to Article VIII hereof.

         7.3 EXTENSION; WAIVER. At any time prior to the Time of Closing, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII
                                    REMEDIES

         8.1 REMEDIES FOR BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

             (a) Upon execution of this Agreement through and including the Closing, the exclusive remedy of the Purchaser for any material inaccuracy or breach of any representation this Agreement by the Company shall be termination of this Agreement by the Purchaser in accordance with and subject to Article VII. This Article VIII shall not apply to any fraudulent misrepresentation by the Company or to any material breach of any covenant in this Agreement by the Company.

             (b) In addition to and without in any way limiting the rights and remedies otherwise available to the Company, in the event of any material inaccuracy or breach of any representation, warranty, covenant or agreement of the Purchaser set forth in this Agreement, the Company may recover any and all Damages incurred by the Company.

         8.2 SURVIVAL EXCLUSIVITY. The representations and warranties contained in this Agreement and the certificates and other documents delivered pursuant to this Agreement shall terminate at Closing. The covenants and agreements contained in this Agreement and the certificates and other documents delivered pursuant to this Agreement shall survive Closing to the extent applicable including but not limited to the agreements set forth in Section 1.3(c). Such representations, warranties, covenants and agreements contained herein are exclusive, and the parties hereto confirm that they have not relied upon any other representations, warranties, covenants and agreements as an inducement to enter into this Agreement or otherwise. The Purchaser hereby waives, from and after Closing, to the fullest extent permitted by law, any and all rights, claims, actions or causes of action it may have against the Company and its Affiliates relating to the subject matter of this Agreement and the certificates and other documents delivered pursuant to this Agreement, other than claims of fraud and rights, claims, actions and causes of actions arising out of a breach of any covenant or agreement of the Company which survives Closing. Further, the Purchaser waives, releases and covenants not to sue the Company for any Damages of any kind or character, arising under any Environmental Law (statutory, regulatory, common law, or otherwise) relating to any Damage, including without limitation, strict liability, incurred or allegedly incurred by the Purchaser. In addition, the Purchaser covenants and agrees that it shall not file any claims with any insurer of the Company for recovery under any insurance policies covering the Company and does hereby waive, irrevocably and forever and to the fullest extent permitted by law, any lights the Purchaser may have to recover under such insurance policies.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 AMENDMENT AND MODIFICATION. Except as provided otherwise in this Agreement, this Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

         9.2 WAIVER OF COMPLIANCE; CONSENTS. Any failure of the Purchaser on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company or the Purchaser, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section.

         9.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered in person, by telecopy, by an overnight express delivery service Federal Express) or by registered or certified mail (postage prepaid, return receipt requested) to the other party at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

             (a)  if to the Company, to:

                  Waste Management, Inc.
                  1001 Fannin Street
                  Suite 4000
                  Houston, Texas 77002
                  Attn: Greg Sangalis

             with a required copy to:

             Marcus A. Watts
             Locke Liddell & Sapp LLP
             3400 Chase Tower
             600 Travis
             Houston, Texas 77002

             (b)  if to the Purchaser, to:

                  Star Services Group, Inc.
                  2075 North Powerline Rd.
                  Pompano Beach, Florida 33069
                  Attn: Jack R. Casagrande
                  with a required copy to:

                  Weiss & Federici
                  30 Main Street
                  Port Washington, New York 11050
                  Attn: Samuel Weiss

         9.4 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Purchaser may assign, in whole or in part, its rights and obligations under this Agreement to any of its Affiliates, but such assignment shall not relieve the Purchaser of any of its duties, obligations or liabilities under this Agreement.

         9.5. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas (regardless of the laws that might otherwise govern under applicable Texas principles of conflicts of law) as to all matters, including but not limited to, matters of validity, construction, effect, performance and remedies.

         9.6  ARBITRATION.

              (a) Any claim, action, dispute or controversy of any kind arising out of or relating to this Agreement or concerning any aspect of performance by any party under the terms of this Agreement ("Dispute") shall be resolved by mandatory and binding arbitration administered by the American Arbitration Association (the "AAA") pursuant to the Federal Arbitration Act (Title 9 of the United States
         Code) in accordance with this Agreement and the then-applicable Commercial Arbitration Rules of the AAA. The parties acknowledge and agree that the transactions evidenced and contemplated hereby involve "commerce" as contemplated in Section 2 of the Federal Arbitration Act. If Title 9 of the United States Code is inapplicable to any such Dispute for any reason, such arbitration shall be conducted in accordance with the laws of the State of Texas, this Agreement and the then-applicable Commercial Arbitration Rules of the AAA. To the extent that any inconsistency exists between this Agreement and the foregoing statutes or rules, this Agreement shall control. Judgment upon the award rendered by the arbitrators acting pursuant to this Agreement may be entered in, and enforced by, any Court having jurisdiction; provided, however, that the arbitrators shall not amend, supplement or reform in any manner any of the rights or obligations of any party hereunder or the enforceability of any of the terms of this Agreement. Any arbitration proceedings under this Agreement shall be conducted in Houston, Texas.

              (b) Upon the request by written notice delivered in accordance with Section 9.3 of the Agreement, whether made before or after the institution of any legal proceeding, but prior to the expiration of the statutory time period within which any party must respond under receipt of valid service of process in order to avoid a default judgment any Dispute shall be resolved by mandatory and binding arbitration in accordance with the terms of this Agreement. Within ten (10) days of a party's receipt of such notice, each party shall submit the name of a qualified arbitrator. The two named arbitrators shall agree on a third arbitrator. If a replacement arbitrator is necessary for any reason, such replacement arbitrator shall be appointed by the AAA.

              (c) Any party to this Agreement may bring as summary proceedings (including, without limitation, a plea in abatement or motion to stay further proceedings) an action in Court to compel arbitration of any Dispute in accordance with this Agreement.

              (d) All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding. Any attorney-client privilege and other- protection against disclosure of privileged or confidential information including, without limitation, any protection afforded the work-product of any attorney, that could otherwise be claimed by any party shall be available to, and may be claimed by, any such party in any arbitration proceeding. No party waives any attorney client privilege or any other protection against disclosure of privileged or confidential information by reason of anything contained in, or done pursuant to, the arbitration provisions of this Agreement. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosure of information to the parties' legal counsel or auditors or those required by applicable law.

              (e) The arbitration shall be conducted and concluded as soon as reasonably practicable, based on a schedule established by the arbitrators. Any arbitration award shall be based on and accompanied by findings of fact and conclusions of law, shall be conclusive as to the facts so found and shall be confirmable by any Court having jurisdiction over the Dispute as to whether such award correctly applied applicable law.

              (f) Each party shall bear its own expenses, including, without limitation, expenses of counsel incident to any arbitration and the costs of its selected arbitrator. The expenses of the third arbitrator and the AAA shall be borne by the parties. The arbitrators shall have the power and authority to award expenses to the prevailing party if the arbitrators elect to do so.

              (g) In order for an arbitration award to be conclusive, binding and enforceable under this Agreement, (i) the arbitration award must be in accordance with the terms and provisions of this Agreement, and
         (ii) the arbitration must follow the procedures set forth in this Agreement.

              (h) Each of the parties hereto specifically agrees that it has a duty to read this Agreement and agrees that it is charged with notice and knowledge of the terms of this Agreement, that it has in fact read the Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effect of this Agreement, that it has been represented by independent legal counsel of its choice throughout the negotiations prior to its execution of this Agreement and has received the advice of its attorney in entering into this Agreement and it recognizes that certain of the terms of this Agreement result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any indemnity or exculpatory provision of this Agreement on the basis that the party had no notice or knowledge of such provisions or that the provision is not "conspicuous."

         9.7 PROCESS. Any process against the Purchaser or the Company in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the address set forth in Section 9.3 with a required copy by certified mail to the last known address of the counsel of the Purchaser or the Company, as the case may be, with the same effect as though served on it personally.

         9.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.9 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         9.10 ENTIRE AGREEMENT. This Agreement, including the exhibits hereto, and the instruments and schedules referred to herein, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         9.11 WAIVER. A provision of this Agreement may be waived only by a written instrument executed by or on behalf of the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement in any one or more instances, shall be construed to be a waiver of an other condition or of any other breach of the same or any other term, covenant, representation or warranty.

         9.12 DISCLOSURE. The parties hereto shall not, prior to the Closing, make any public disclosure of the transactions contemplated hereby or in connection herewith without the written consent of the other party, which will not be unreasonably withheld, except (i) as required by law or the rules of the New York Stock Exchange, (ii) by the Company to other bidders on the Assets of information relating to the Assets but not the terms of this Agreement and (iii) by the parties to such Governmental Authorities and other third parties for the purpose of obtaining any necessary consents and approvals and satisfying any other conditions to Closing.

         9.13 EXPENSES. Except as otherwise provided in this Agreement, the Purchaser shall pay all expenses incurred by the Purchaser in connection with entering into and carrying out its obligations pursuant to this Agreement, including all its attorneys' fees, and the Company shall pay all expenses incurred by the Company in connection with entering into and carrying out its obligations pursuant to this Agreement, including all its attorneys' fees.

         9.14 NO THIRD PARTY BENEFICIARIES. No person or entity other than the Company and the Purchaser and their respective executors, administrators, heirs, successors and permitted have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of any provision of this Agreement or in reliance hereon.

         9.15 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

         9.16 TIME OF ESSENCE. With regard to all time periods set forth or referred to in this Agreement, time is of the essence.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.


                                          STAR SERVICES GROUP, INC.

                                          By: Patrick F. Marzano
                                              ----------------------------------
                                          Title: President
                                                --------------------------------



                                          WASTE MANAGEMENT, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                    EXHIBIT A

                                    GLOSSARY

         For the purposes of this Agreement, the following terms shall have the meanings specified or referred to below when capitalized (or if not capitalized, unless the context clearly requires otherwise) when used in this Agreement.

         "Affiliate" means, with respect to a specified Person, (a) any Entity of which such Person is an executive officer, director, partner, trustee or other fiduciary or is directly or indirectly the Beneficial Owner of 10% or more of any class of equity security thereof or other financial interest therein; (b) if such Person is an individual, any relative or spouse of such individual, or any relative of such spouse (such relative being related to the individual in question within the second degree) and any Entity of which any such relative, spouse, or relative of spouse is an executive officer, director, partner, trustee or other fiduciary or is directly or indirectly the Beneficial Owner of 10% or more of any class of equity security thereof or other financial interest therein; (c) if such Person is an Entity, any director, executive officer, partner, trustee or other fiduciary or any direct or indirect Beneficial Owner of 10% or more of any class of equity security of, or other financial interest in, such Entity; or (d) any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified. For purposes of this definition, "executive officer" means the president any vice president in charge of a principal business unit, division or function such as sales, administration, research and development, or finance, and any other officer, employee or other Person who performs a policy making function or has the same duties as those of a president or vice president. For purposes of this definition, "control" (including "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. When used without reference to a particular Person, "Affiliate" means an Affiliate of the Company.

         "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 as in effect as of the date of this Agreement.

         "Business" means the operation of the hauling assets listed on
Schedule 1.1.

         "Damages" includes damages, losses, shortages, liabilities, payments, obligations, penalties, claims, causes of action, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, fees, disbursements and expenses of attorneys, accountants and other professional advisors and of expert witnesses and costs of investigation, testing and preparation).

         "Encumbrances" means title exceptions which materially adversely affect the use of Assets for their intended uses or purposes in the Business.




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

         "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, joint venture, joint stock association, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm company or other enterprise, association, organization or entity of any nature, other than a Governmental Authority.

         "Environmental Laws" means any and all applicable laws, rules, or regulations, in effect as of the date of Closing of any applicable Governmental Authority that relate to health, the environment or a community's right to know.

         "Environmental Permits" means any permit license, registration, approval, or other authorization directly relating to the operation of the Assets required by any Environmental Law.

         "GAAP" means generally accepted accounting principles as in effect in the United States of America, consistently applied. As applied to the Company, GAAP means those accounting principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the Company furnished to the Purchaser, and (c) which are consistently applied for all periods.

         "Governmental Authority" means any foreign governmental authority, the United States of America, any State of the United States, any local authority and any political subdivision of any of the foregoing, any multi-national organization or body, any agency, department commission, board, bureau, court or other authority of any of the foregoing, or any quasi-governmental or private body exercising, or purporting to exercise, any executive, legislative, judicial, administrative, police, regulatory or taxing authority or power of any nature.

         "Governmental Authorization" means any permit Environmental Permit, license, franchise, approval, certificate, consent, ratification, permission, confirmation, endorsement, waiver, certification, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

         "Knowledge" means, when applicable to the Company, the actual, current conscious knowledge of Don Chappel, Dan Sama and Mickey Donofrio. No reference to the Company's "knowledge" or similar references in any representation or warranty contained in this Agreement shall be deemed to imply that the Company has made any investigation or review in connection therewith.

         "Legal Requirement" means any law, statute, ordinance, decree, requirement, order, treaty, proclamation, convention, rule or regulation (or interpretation of any of the foregoing) of, and the terms of any Governmental Authorization issued by, any Governmental Authority, including without limitation any requirement of Environmental Laws.

         "Material Adverse Effect" shall mean any material adverse change in the condition or operations of the Assets, taken as a whole.




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


         "Order" means any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator.

         "Organizational Documents" means, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a general partnership, the partnership agreement establishing such partnership with respect to a joint venture, the joint venture agreement establishing such joint venture; with respect to a limited partnership, the limited partnership agreement and certificate of limited partnership for such entity; with respect to a trust, the instrument establishing such trust; and with respect to any other Entity, any charter document or other document executed, adopted, approved, ratified or filed in connection with the formation, creation, constitution or organization of such Entity, in each case including any and all amendments or modifications thereof.

         "Person" means any individual, Entity or Governmental Authority.

         "Proceeding" means any action, suit, litigation, arbitration, lawsuit, claim, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit. examination, investigation, challenge, controversy or dispute commenced, `brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator.

         "Property" or "Properties" includes any property (whether real or personal) which the Company currently or in the past has leased, operated or owned or managed in any manner including without limitation any property acquired by foreclosure or deed in lieu thereof and property now held as security for a loan or other indebtedness by the Company.



                                      A-3